MARCH 2020 INVESTOR PRESENTATION Financial Data as of: Fourth Quarter 2023 NASDAQ: FGBI www.fgb.net

2 CERTAIN IMPORTANT INFORMATION CAUTION REGARDING FORWARD LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. (“First Guaranty,” the “Company” or “FGBI”). These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, changes in general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; changes in our financial condition or results of operations that reduce capital available to pay dividends; increases in our provision for loan losses and changes in the financial condition or future prospects of issuers of securities that we own, which could cause our actual results and experience to differ from the anticipated results and expectations, expressed in such forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. NON-GAAP FINANCIAL MEASURES Statements included in this presentation include non-GAAP financial measures and should be read along with the accompanying tables under the section titled “Non-GAAP Reconciliations.” The Company uses non-GAAP financial measures to analyze its performance. Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparison to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

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FINANCIAL HIGHLIGHTS

2023 HIGHLIGHTS

- Total assets increased YoY by 12.7% to $3.6 billion
- Total loans increased YoY by 9.1% to $2.7 billion
- QTD net income of $1.3 million
- QTD earnings per common share of $0.06
- Net interest income increased $0.6 million in 4Q compared to 3Q.
- Net interest margin was stable at 2.53% in 4Q compared to 2.54% in 3Q.
- Return on average assets of 0.15% for 4Q 2023
- Return on average common equity of 1.37% for 4Q 2023
- Allowance for credit losses totaled $30.9 million, 1.13% of gross loans
- Reserve for unfunded commitments in other liabilities totaled $2.8 million at 12/31/2023.
- Strong liquidity resources. On and off-balance sheet
- Extended duration of liabilities. Refinanced short-term FHLB borrowings in 4Q with two and three year brokered time deposit issuances.
- Refinanced existing senior debt and established new revolving line of credit in 4Q
- Completed private placement of common stock in 4Q

	For the Years Ended			
In $000s except for per share data	12/31/2020	12/31/2021	12/31/2022	12/31/2023
BALANCE SHEET				
Total Assets	$2,473,078	$2,878,120	$3,151,347	$3,552,772
Total Gross Loans	$1,844,135	$2,159,359	$2,519,077	$2,748,708
Total Deposits	$2,166,318	$2,596,492	$2,723,792	$3,009,094
Loans/Deposits	85.13%	83.16%	92.48%	91.35%
CAPITAL				
Common Equity	$178,591	$190,831	$201,933	$216,573
Preferred Equity	$0	$33,058	$33,058	$33,058
Total Equity/Assets	7.22%	7.78%	7.46%	7.03%
Tang. Common Equity/Tang. Assets[1]	6.51%	6.04%	5.89%	5.65%
PROFITABILITY MEASURES				
Net Interest Margin	3.35%	3.44%	3.47%	2.69%
Net Interest Income/Average Assets	3.18%	3.31%	3.35%	2.60%
Non Interest Expense/Average Assets	2.47%	2.36%	2.38%	2.45%
Efficiency Ratio	58.95%	63.63%	63.94%	83.62%
Cost of funds	1.48%	1.11%	1.66%	3.90%
ROACE	11.36%	14.06%	13.64%	3.36%
Earnings Per Common Share	$ 1.90	$ 2.42	$ 2.48	$ 0.62
Net Income	$20,318	$27,297	$28,884	$9,219
ASSET QUALITY				
NPAs/Total Assets	1.25%	0.70%	0.47%	1.17%
Reserves/Total Loans	1.33%	1.11%	0.93%	1.13%

[1]Non-GAAP measure. See "Certain Important Information – Non-GAAP Financial Measures" on slide 2
Source: Company documents

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LOAN PORTFOLIO

LOAN PORTFOLIO COMPOSITION 12/31/23



Residential Real Estate 20.4%
Non-Farm Non-Residential 37.9%
Commercial Leases 10.4%
Commercial & Industrial 12.1%
Consumer & Other 2.0%
Agriculture & Farm 2.7%
C&D 14.5%

Loan Portfolio Detail

($000s)		2020Y		2021Y		2022Y	2023Y
Commercial & Industrial	$	353,028	$	398,391	$	385,279	$334,972
Non-Farm Non-Residential		824,137		886,407		992,929	1,045,865
Residential Real Estate		317,168		354,195		486,115	563,771
Commercial Leases		104,141		246,022		317,574	285,415
Consumer & Other		44,642		48,142		47,864	54,485
Agriculture & Farm		55,215		58,557		63,868	73,538
C&D		150,841		174,334		233,091	399,435
Total Gross Loans	**$**	**1,849,172**	**$**	**2,166,048**	**$**	**2,526,720**	**$ 2,757,481**
LESS: Unearned Income		5,037		6,689		7,643	8,773
Total Loans	**$**	**1,844,135**	**$**	**2,159,359**	**$**	**2,519,077**	**$ 2,748,708**

Source: Company documents, as December 31, 2023

HIGHLIGHTS

- Loan growth of 9.1% YOY
- 32.6% growth in loan interest income YOY
- Loan yield of 6.41% YTD 2023 and 6.66% for 4Q 2023
- Commercial leases represent 10.4% of the loan portfolio, providing higher yields and shorter average lives than real estate secured loans
- Oil & Gas related loans made up approximately 2.8% funded and 2.0% unfunded of the total loan portfolio as of December 31, 2023
- Hotel and hospitality portfolio totaled $195.4 million, or 7.1% of the total loan portfolio as of December 31, 2023
  - All hotels flagged by major brands
- Office Space portfolio totaled approximately $120.2 million, or 4.4% of the total loan portfolio as of December 31, 2023

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6 143.76% 173.36% 122.79% 0.00% 20.00% 40.00% 60.00% 80.00% 100.00% 120.00% 140.00% 160.00% 180.00% 200.00% 2021 2022 2023 CREDIT SUMMARY Source: Company documents, as of and for the year ended December 31, 2023 ACL/NONACCRUALS HISTORICAL ASSET QUALITY 0.70% 0.47% 1.17% 0.13% 0.18% 0.17% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2021 2022 2023 NPAs/Total Assets NCOs/Average Loans NPAs/TOTAL ASSETS & NCOs/AVG LOANS 12/31/202312/31/202212/31/2021(dollars in thousands) $25,187 $13,566 $16,715 NONACCRUAL LOANS $15,287 $1,142 $1,245 90 DAY LOANS AND GREATER BUT STILL ACCRUING $1,250 $113 $2,072 OREO $41,724 $14,821 $20,032 NONPERFORMING ASSETS $3,726 $1,007 $1,663 QTD Loan Chargeoffs $5,771 $6,086 $3,122 YTD Loan Chargeoffs 1.17%0.47%0.70%NPAs / TOTAL ASSETS 0.71%0.43%0.58%NONACCRUAL LOANS / TOTAL ASSETS 1.13%0.93%1.11%ACL / TOTAL LOANS 11.63%4.48%6.63%TEXAS RATIO

DEPOSIT PORTFOLIO

HIGHLIGHTS

- Total YoY deposit growth of 10.47%
- New Markets opened
  - Vanceburg, KY Branch opened 1/18/23
  - Bridgeport, WV Branch expected by end of 1Q24
  - Mideast market total deposits of approximately $51.6 million with over 1,000 deposit accounts
- Long history of ICS / CDARS expertise. $762.6 million at 12/31/23
- Uninsured deposits excluding collateralized public funds estimated at approximately 10.0% of deposits
- Continued strong CD demand. Time Deposits YoY up 53.9% as consumers shift funds from liquid deposits
- Launched new Student First Access Free Checking Account
  - For students ages 12 to 23
  - Supports the efforts of our Financial Foundations Financial Education programs
- Approximately $455 million in CDs mature in 2024. Avg rate of 4.49%

12/31/2023 DEPOSIT MIX


Savings 7.3%
Time Deposits 27.3%
Demand - Interest 50.7%
Demand - Noninterest 14.7%

Deposit Composition

($000)	2020	2021	2022	2023
Demand - Noninterest Bearing	$411,416	$532,578	$524,415	$442,755
Demand - Interest Bearing	860,394	1,275,544	1,460,259	1,526,628
Savings	168,879	201,699	205,760	218,986
Time Deposits	725,629	586,671	533,358	820,725
Total Deposits	$2,166,318	$2,596,492	$2,723,792	$3,009,094
Weighted Average Rate	1.1%	0.8%	1.2%	3.1%

Source: Company documents, as of and for the year ended December 31, 2023

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BIGGER | STRONGER | MORE PROFITABLE FIRST GUARANTY BANCSHARES, INC.